                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14C-5(D)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or Section 240.14a-12

                             The Score Board, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             The Score Board, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 1 4a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                             THE SCORE BOARD, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 10, 1997

TO OUR SHAREHOLDERS:

  The Annual Meeting of Shareholders of THE SCORE BOARD, INC. will be held on Friday, January 10, 1997 at 1:30 p.m., at The Mansion at Main Street, Plaza 3000, Kresson & Evesham Roads, Voorhees, New Jersey 08043 for the following purposes:

    1. To elect five members of the Board of Directors for a one-year term;

    2. To consider and act on an amendment to The Score Board, Inc. 1992 Stock Incentive Plan which increases the number of shares issuable under the plan from 1,200,000 to 1,850,000;

    3. To consider and act on an amendment to The Score Board, Inc. 1992 Directors Stock Option Plan which increases the number of shares issuable under the plan from 400,000 to 800,000; and

    4. To transact such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

  The Board of Directors has fixed December 2, 1996, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

  You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                          By Order of the Board of Directors,

                                          Patrick J. Wujcik, Vice President,
                                           General Counsel and Secretary

December 7, 1996

                             THE SCORE BOARD, INC.
                            1951 OLD CUTHBERT ROAD
                         CHERRY HILL, NEW JERSEY 08034

                               ----------------

                                PROXY STATEMENT
                               ----------------

  The enclosed proxy is solicited by and on behalf of The Score Board, Inc., a New Jersey corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, January 10, 1997 at 1:30 P.M., at the The Mansion at Main Street, Plaza 3000, Kresson & Evesham Roads, Voorhees, New Jersey 08043, and at any postponement or adjournment thereof (the "Annual Meeting"). The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is December 7, 1996. Sending a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. The grant of a later proxy revokes this proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder votes the shares subject to the proxy by written ballot or files written notice of the revocation with the secretary of the meeting prior to the voting of proxy.

  The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopier by directors, officers or employees of the Company without additional compensation. In addition, Shareholder Communications Corporation will provide solicitation services to the Company for a fee of $3,500 plus related expenses. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

  A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares in favor of the proposals specified in the attached notice.

  The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know about a reasonable time before the proxy solicitation and are properly presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

OUTSTANDING SHARES AND VOTING RIGHTS

  The Company had 14,694,337 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding at the close of business on December 2, 1996, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The election of directors will be determined by a plurality vote, and the nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast with respect to such proposal. An abstention, withholding of authority to vote for or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. Shareholders do not have appraisal or dissenter rights with respect to any of the proposals specified in the attached notice.

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:

                                                                      YEAR OF
                                                                     EXPIRATION
                                                                     OF TERM AS
      NAME                         AGE           POSITION             DIRECTOR
      ----                         ---           --------            ----------
Kenneth Goldin....................  30 Chairman of the Board, Chief     1996
                                       Executive Officer and
                                       President
Barry Bookman.....................  49 Executive Vice President,         --
                                       Chief Operating Officer
Michael D. Hoppman................  34 Chief Financial Officer and       --
                                       Sr. Vice President--Finance
                                       and Operations
Roy G. Hyden......................  43 Vice President--Trading Card      --
                                       Operations
James C. Robinson.................  31 Vice President--Marketing         --
Michael A. Balser.................  28 Vice President--Sports and        --
                                       Entertainment Licensing
Patrick J. Wujcik.................  33 Vice President--                  --
                                       Administration, Secretary
                                       and General Counsel
Ira Lubert........................  46 Director                         1996
Allan R. Lyons....................  55 Director                         1996
Fred A. Shabel....................  64 Director                         1996
Gerald B. Shreiber................  54 Director                         1996
Richard C. Yancey.................  69 Director                         1996


                             ELECTION OF DIRECTORS

  Five (5) directors are expected to be elected at the Annual Meeting to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders and until each of their respective successors has been duly elected and qualified as provided in the Company's By-Laws.

  All nominees are currently serving on the Board of Directors under terms which will expire at the Annual Meeting. If any of the nominees becomes unable to serve, or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee or nominees as shall be designated by the Board of Directors. The Company's Board of Directors expects all nominees to be willing and able to serve.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

  The following information describes the current and past business experiences, certain directorships and the age of each nominee for director and other executive officers of the Company.

  Kenneth Goldin has been employed by the Company in various capacities since 1987 and has been a Director since July 1989. Mr. Goldin has served as Chairman of the Board, President and Chief Executive Officer of the Company since May 22, 1994, and served as Executive Vice President from July 1989 through May 21, 1994. He is the son of Carole Goldin.

  Ira M. Lubert was first elected a director in November, 1996. Since 1991, he has been a managing director of Technology Leaders Management L.P., a venture capital management company which is affiliated with Safeguard Scientifics, Inc. This company manages TLO II and TL II See "Security Ownership of Certain Beneficial Owners and Management". Mr. Lubert is a director of National Media Corporation, CompuCom Systems, Inc., and Sanchez Computer Associates, Inc.

  Allan R. Lyons has served as a Director of the Company since June 1990. Since November 1993, Mr. Lyons has been the Chairman of the Board and Chief Executive Officer of Piaker & Lyons, P.C., Certified Public Accountants, and he served as Executive Vice President prior thereto. Mr. Lyons also serves as a director of Franklin Credit Management Corporation.

  Gerald B. Shreiber has served as a Director of the Company since December 1994. Mr. Shreiber is the founder of J&J Snack Foods Corp. and has served as its Chairman of the Board, President and Chief Executive Officer since its inception in 1971.

  Richard C. Yancey has served as a Director of the Company since November 1992. Mr. Yancey had been an investment banker with Dillon, Read & Co. Inc. from 1952 through 1992, holding various positions, including managing director from 1975 to 1990, director from 1990 to 1991, and senior advisor from 1991 through 1992. In addition, Mr. Yancey currently serves as a director of CapMac Holdings, Inc. and eight mutual fund companies of The Composite Group.

  Barry Bookman has been Executive Vice President and Chief Operating Officer of the Company since May 1996. From 1989 through 1993 he was employed by the Company as Vice President--Operations. From January 1994 through April 1996 Mr. Bookman ran Barron Enterprises, a marketing and distribution company, that he still owns.

  Michael D. Hoppman has been employed by the Company in various capacities, including Chief Financial Officer, Corporate Controller, Vice President-- Operations and Vice President--Finance, since March 1990. Mr. Hoppman has served as Chief Financial Officer since March 1996 and Vice President of Finance of the Company since April 1994. Mr. Hoppman had been an accountant with Ernst and Young from June 1984 from February 1990, holding various positions, including audit manager from 1988 to 1990.

  Roy G. Hyden has served as the Company's Vice President--Trading Card Operations since March 1996, and served as Vice President--Operations from August 1994 through March 1996. Mr. Hyden was the Director of Operations of the Company's wholly-owned subsidiary, Classic Games, Inc. from October 1993 until August 1994. From July 1974 through July 1993, Mr. Hyden was employed by Western Publishing Company, Inc., a manufacturer and distributor of books, games and puzzles, holding several positions, including director of quality assurance.

  James C. Robinson has served as the Company's Vice President--Marketing since September 1994, and was the Director of Marketing from April 1992 through August 1994. From April 1990 through March 1992, Mr. Robinson was director of marketing of SI Sport International, Inc., a sports marketing and management firm.

  Patrick J. Wujcik has been employed in the Company's legal department since February 1994. Mr. Wujcik has served as General Counsel since June 1995, as corporate secretary since March 1995, and as Vice President of Administration since March 1996. From May 1992 through February 1994, Mr. Wujcik was an associate in the corporate department of Pepper, Hamilton & Scheetz, a law firm based in Philadelphia, Pennsylvania. He was an associate at the law firm of Braemer Abelson & Hitchner prior thereto.

  Michael A. Balser has been employed by the Company in various capacities since 1990, and has served as Vice President--Sports and Entertainment Licensing (responsible for negotiating and maintaining licensing and sublicensing agreements) since August 1994.

  Each director is elected for a one-year period ending on the date of the Company's next Annual Meeting of Shareholders.

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports which they file. To the Company's knowledge, based solely upon a review of the reports furnished to the Company, all such reports were filed on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In June 1994, the Company received proceeds of approximately $2,000,000 from a key man life insurance policy on the life of Paul Goldin, the Company's former Chairman of the Board, Chief Executive Officer and President. In accordance with Mr. Goldin's employment agreement, the Company is required to pay approximately $900,000 to Mr. Goldin's estate. During fiscal 1996, $270,000 was paid and the amount payable to Mr. Goldin's estate as of January 31, 1996 was $468,000.

  On November 6, 1996, the Company issued 1,600,000 shares of its Common Stock at $2.49 per share and warrants to acquire 2,270,000 shares of its Common Stock at $3.07 per share to purchasers led by TL Ventures (Technology Leaders Management, Inc.). Pursuant to the Securities Purchase Agreement, TLO II and TL II have the right to name a director of the Company and have designated Ira Lubert as their nominee.

                  DIRECTOR MEETINGS AND DIRECTOR COMPENSATION

  The Board of Directors held four meetings in fiscal year 1996. No director attended fewer than seventy-five percent of the meetings of the Board of Directors or committee meetings of committees on which he served.

  The Board of Directors has the authority to establish reasonable compensation of directors for services to the Company. Additionally, pursuant to the terms of the 1992 Directors Stock Option Plan, each eligible non-employee director is entitled to receive on September 1st of each fiscal year: (i) an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date the option is granted, which option will first be exercisable six months after the date of grant; and (ii) an option to purchase 15,000 shares of Common Stock at an exercise price equal to 120% of the fair market value of the Common Stock on the date the option is granted, which option will first be exercisable on the date of grant.

  Messrs. Lyons, Shabel, Shreiber and Yancey were paid $2,000 each for attending committee meetings during fiscal year 1996. Pursuant to the Company's 1992 Directors Stock Option Plan, in September 1995, Messrs. Lyons, Shabel, Shreiber and Yancey were each granted 15,000 non-qualified stock options (the "Options") at an exercise price of $6.00 per share (100% of the fair market value of the Company's Common

Stock on the date of grant), and 10,000 retainer options (the "Retainer Options") at an exercise price of $7.20 per share (120% of the fair market value of the Company's Common Stock on the date of grant). The Options and Retainer Options all expire upon the earlier of ten years from their respective dates of grant or three months from the date the recipient ceases to be a director of the Company. The Options and Retainer Options became exercisable on March 1, 1996 and September 1, 1995, respectively. Each of Messrs. Lyons, Shabel, Shreiber and Yancey were also granted an additional Retainer Option to purchase 5,000 shares at an exercise price of $7.20 per share, subject to the adoption by the Company's shareholders of an amendment to the 1992 Directors Stock Option Plan increasing the number of shares available.

                     COMMITTEES OF THE BOARD OF DIRECTORS

  The Company's Board of Directors has appointed an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors. The entire Board of Directors performs the function of the nominating committee on an ad hoc basis.

  Audit Committee. The members of the Audit Committee are Messrs. Lyons (Chairman), Shabel, Shreiber and Yancey. The Audit Committee is responsible for making recommendations for the selection of the Company's independent public accountants and reviewing with them the scope, status and results of audit. The Audit Committee also is responsible for reviewing accounting policies and internal control procedures for preparation of financial statements and all potential conflict-of-interest situations resulting from related party transactions. The Audit Committee held four meetings during fiscal year 1996.

  Compensation Committee. The members of the Compensation Committee are Messrs. Lyons (Chairman), Shabel, Shreiber and Yancey. The Compensation Committee is responsible for recommending remuneration arrangements for senior management and directors, and for adoption of compensation plans in which officers and directors are eligible to participate subject to approval of the entire Board of Directors. The Compensation Committee held one meeting during fiscal year 1996.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain summary information concerning the compensation paid to the Company's Chief Executive Officer and to the four most highly compensated executive officers whose total annual salary and bonus were in excess of $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the years ended January 31, 1996, 1995 and 1994:

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                       COMPENSATION
                 ANNUAL COMPENSATION                      AWARDS
------------------------------------------------------ ------------
                            FISCAL                      SECURITIES  ALL OTHER
                             YEAR                       UNDERLYING   COMPEN-
          NAME AND           ENDED     SALARY   BONUS    OPTIONS     SATION
     PRINCIPAL POSITION   JANUARY 31,   ($)      ($)       (#)         ($)
     ------------------   ----------- -------- ------- ------------ ---------
Kenneth Goldin...........    1996     $362,407       0    70,000    $ 67,003(1)
 Chief Executive Officer     1995     $375,822       0   150,000    $ 39,499
                             1994     $190,750       0   120,000    $  8,363
Michael A. Berkus........    1996     $195,365 $40,000    25,000    $ 60,793(1)
 Sr. V.P.--Sales &
  Marketing (2)              1995     $ 10,385       0    50,000    $117,400
Nathan T. Schelle........    1996     $140,654       0    15,000    $  1,163(1)
 Sr. V.P.--Finance (3)       1995     $ 15,577       0         0           0
Michael D. Hoppman.......    1996     $104,429       0    10,000    $ 10,314(1)
 V.P.--Finance               1995     $103,608       0    10,000    $  8,983
                             1994     $ 77,423 $15,000    18,000    $  4,800
Michael A. Balser........    1996     $100,827       0    25,000    $ 49,389(1)
 V.P.--Licensing             1995     $ 91,977       0     3,000           0
                             1994     $ 50,861       0     4,600           0

--------
(1) Includes (a) Company contributions under its profit sharing plan for certain of the Named Executive Officers (Messrs. Goldin $9,355, Hoppman $4,684 and Balser $4,293); (b) Company payments on behalf of the Named Executive Officers of certain life insurance premiums (Messrs. Goldin $43,428 and Hoppman $713); (c) car allowances for certain of the Named Executive Officers (Messrs. Goldin $14,220, Berkus $12,168, Schelle $1,163, Hoppman $4,917 and Balser $5,096); (d) certain moving bonuses (Messr. Balser $40,000); and (e) certain housing and expense allowances (Messr. Berkus $48,625).
(2) As of May 31, 1996, Mr. Berkus was no longer an officer or employee of the Company.
(3) As of March 22, 1996, Mr. Schelle was no longer an officer or employee of the Company.

  The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 31, 1996 to each of the Named Executive Officers:

              OPTION GRANTS IN FISCAL YEAR ENDED JANUARY 31, 1996

                                                                POTENTIAL
                                                             REALIZABLE VALUE
                                                            AT ASSUMED ANNUAL
                                                              RATES OF STOCK
                                                            PRICE APPRECIATION
                    INDIVIDUAL GRANTS                        FOR OPTION TERM
---------------------------------------------------------- --------------------
                           NUMBER OF
                           SECURITIES
                           UNDERLYING  EXERCISE
                            OPTIONS    OR BASE
                            GRANTED     PRICE   EXPIRATION
      NAME                  (#) (1)     ($/SH)     DATE    5% ($)(2) 10% ($)(2)
      ----                 ----------  -------- ---------- --------- ----------
Kenneth Goldin............   70,000(3)  $4.125  1/31/2000   $79,776   $176,825
Michael A. Berkus.........   25,000(4)  $4.00    2/7/2000   $27,628   $ 61,050
Nathan T. Schelle.........   15,000(5)  $4.00   9/22/1996   $16,577   $ 36,631
Michael D. Hoppman........   10,000(6)  $4.00    2/7/2000   $11,051   $ 24,420
Michael A. Balser.........   20,000(7)  $4.00    2/7/2000   $27,103   $ 48,841
                              5,000(7)  $5.75   6/29/2000   $ 7,943   $ 17,552

--------
(1) The options granted to Messrs. Goldin, Berkus, Schelle, Hoppman and Balser were granted under the Company's 1992 Stock Incentive Plan, with exercise prices equal to the fair market value on the date of grant and a term of five years.
(2) The five percent and ten percent assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price or performance.
(3) Effective February 1, 1995, Mr. Goldin was conditionally granted an option to purchase 70,000 shares of Common Stock at an exercise price of $4.125 per share. The option became exercisable with respect to 35,000 shares on August 1, 1995. The remainder of the option will become exercisable once certain conditions are met.
(4) One-third of the option became exercisable February 8, 1996. One-third of the option will become exercisable on February 8, 1997 and February 8, 1998, respectively.
(5) The option is currently exercisable.
(6) One-third of the option became exercisable February 8, 1996. One-third of the option will become exercisable on February 8, 1997 and February 8, 1998, respectively.
(7) Effective February 8, 1995, Mr. Balser was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $4.00 per share. The following options were canceled: (i) option to purchase 2,000 shares of Common Stock at an exercise price of $17.00 per share; (ii) option to purchase 4,600 shares of Common Stock at an exercise price of $8.38 per share; and (iii) option to purchase 3,000 shares of Common Stock at an exercise price of $9.13 per share. One-third of the option to purchase 20,000 shares became exercisable on August 8, 1995 and February 8, 1996, respectively, and one-third of the option will become exercisable on August 8, 1996. One-half of the option to purchase 5,000 shares will become exercisable on June 30, 1996 and June 30, 1997, respectively.

  The following table sets forth information concerning each exercise of stock options during the fiscal year ended January 31, 1996 by each of the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of January 31, 1996:

       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JANUARY 31, 1996
                       AND FISCAL YEAR END OPTION VALUES

                                                                         VALUE OF
                                                        NUMBER OF       UNEXERCISED
                                                       UNEXERCISED     IN-THE-MONEY
                                                         OPTIONS          OPTIONS
                                                      AT FY-END (#)    AT FY-END ($)
                         SHARES ACQUIRED    VALUE      EXERCISABLE/    EXERCISABLE/
      NAME               ON EXERCISE (#) REALIZED ($) UNEXERCISABLE  UNEXERCISABLE (1)
      ----               --------------- ------------ -------------- -----------------
Kenneth Goldin..........         0             0      348,750/60,000 $114,219/$42,500
Michael A. Berkus.......         0             0       20,000/45,000 $ 12,500/$40,625
Nathan T. Schelle.......         0             0            0/15,000        0/$16,875
Michael D. Hoppman......         0             0        31,333/6,667 $  3,750/$ 7,500
Michael A. Balser.......         0             0        6,666/18,334 $  7,499/$15,001

--------
(1) This amount represents the market value of the underlying securities relating to "in-the-money" options at January 31, 1996 minus the exercise price of such options.

  The following table sets forth information concerning repricings of options held by executive officers of the Company during the last ten completed fiscal years:

                        TEN-YEAR OPTION/SAR REPRICINGS

                                  NUMBER OF                                       LENGTH OF
                                 SECURITIES  MARKET PRICE   EXERCISE               ORIGINAL
                                 UNDERLYING  OF STOCK AT    PRICE AT             OPTION TERM
                                  OPTIONS/     TIME OF      TIME OF              REMAINING AT
                                    SARS     REPRICING OR REPRICING OR    NEW      DATE OF
                                 REPRICED OR  AMENDMENT    AMENDMENT   EXERCISE  REPRICING OR
          NAME            DATE   AMENDED (#)     ($)          ($)      PRICE ($)  AMENDMENT
          ----           ------- ----------- ------------ ------------ --------- ------------
Kenneth Goldin ......... 9/30/94       *        $4.375       $8.25       $5.00    4.25 years
 Chief Executive Officer
Michael Balser..........  2/8/95      **        $4.00           **       $4.00            **
 V.P.--Licensing

--------
 * Effective September 30, 1994, Mr. Goldin's option to purchase 100,000 shares of Common Stock at an exercise price of $8.25 per share, granted on June 10, 1994, was canceled and replaced by an option to purchase 50,000 shares at an exercise price of $5.00 per share.
** Effective February 8, 1995, Mr. Balser was granted an option to purchase
   20,000 shares of Common Stock at an exercise price of $4.00 per share. The following options were canceled: (i) option to purchase 2,000 shares of Common Stock at an exercise price of $17.00 per share (with approximately 2 years of the original option term remaining at date of cancellation); (ii) option to purchase 4,600 sharers of Common Stock at an exercise price of $8.38 per share (with approximately 2 1/2 years of the original option term remaining at date of cancellation); and (iii) option to purchase 3,000 shares of Common Stock at an exercise price of $9.13 per share (with approximately 3 1/2 years of the original option term remaining at date of cancellation).

EMPLOYMENT AGREEMENTS, COMPENSATORY ARRANGEMENTS

  On December 11, 1995, the Company entered into an employment agreement with Michael A. Berkus under which Mr. Berkus was to receive an annual base salary of $215,000. This agreement has been terminated and, effective May 31, 1996, Mr. Berkus was no longer an officer or employee of the Company. The Company has entered into a separation and consulting agreement with Mr. Berkus, pursuant to which it will pay Mr. Berkus consulting fees of $150,000 during a fourteen month consulting period, unless sooner terminated by the Company. Mr. Berkus may also earn certain bonuses and commissions if certain sales targets and business conditions are met.

  On April 22, 1996, the Company entered into a two-year employment agreement with Barry Bookman, pursuant to which Mr. Bookman is to receive an annual salary of $200,000. The Agreement expires May 13, 1998, after which date the Agreement will automatically renew for consecutive one-year terms absent written notification of a desire not to renew at least sixty (60) days prior to the end of the then current contract year. Mr. Bookman was also granted an option to purchase 45,000 shares of the Company's Common Stock pursuant to the Employee Plan at an exercise price of $4.875 per share. One-third of the Option will become exercisable on each of May 12, 1997, May 12, 1998 and May 12, 1999. The Agreement further provides that Mr. Bookman shall receive a lump sum cash payment equal to fifty percent (50%) of his current annual salary in the event that Mr. Bookman remains in the employ of the Company for at least six (6) months following a change of control (as defined in the Agreement). In addition, in the event of involuntary termination following a change of control, Mr. Bookman would receive a lump sum cash payment equal to his then current annual salary.

  On October 31, 1996, the Company and Mr. Bookman amended the Employment Agreement dated April 22, 1996 to extend the expiration date of the Employment Agreement to October 31, 1998. The Amendment further provides for an increase in Mr. Bookman's annual salary to $220,000 for the period commencing November 1, 1997 and expiring October 31, 1998. In addition, the Amendment redefines "change of control," excluding from the term "beneficial ownership" any shares of Common Stock or voting securities issuable upon exercise, conversion or exchange of any other securities.

  Effective November 1, 1996, the Company entered into a new employment agreement with Kenneth Goldin which provides for his employment until October 31, 1998. Under this agreement, Mr. Goldin receives an annual base salary of $375,000 and various benefits, including life and health insurance. In addition, the agreement provides for an annual bonus commencing with the end of 1998 based upon the achievement of certain milestones as determined by the officers of the Company and approved by the Board of Directors. The Board of Directors will also determine Mr. Goldin's eligibility for special bonuses based on share price targets set prior to December 31, 1996 and December 31, 1997.

  THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors (the "Compensation Committee"), which is currently composed of Messrs. Lyons, Shabel, Shreiber and Yancey, and the Stock Option Committee of the 1992 Stock Incentive Plan and the 1987 Stock Option Plan (the "Option Committee"), which is composed of the same directors, are responsible for determining executive compensation. The Compensation Committee is responsible for making recommendations with respect to matters concerning base salaries and bonus remuneration of executive officers of the Company. The Company's executive compensation program is comprised of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. For fiscal year 1996, base salaries were determined pursuant to existing employment agreements, bonuses were determined by the Compensation Committee, and stock option awards were determined by the Option Committee.

  Compensation Goal. The goal of the Compensation Committee and Option Committee is to establish and implement an executive compensation program that will attract and retain superior management talent, recognize and reward individual performances and align the financial interests of the executive officers with those of its shareholders and the success of the Company. The committees also consider compensation paid to executive officers by comparable companies.

  Base Salary. In determining the base salaries payable to executive officers (whether by employment agreement or otherwise), the individual's expertise, level of experience and level of responsibility, as well as the impact of such individual on the profitability and future growth of the Company, were considered.

  Annual Incentive Compensation. Each existing employment agreement between the Company and an executive officer provides for bonus compensation to be awarded at the discretion of the Board of Directors. Mr. Berkus received a bonus of $40,000 in fiscal 1996 under his then existing employment agreement.

  For purposes of discretionary compensation, the Compensation Committee divided the executive officers into various bonus pools based on areas of responsibility. Each bonus pool, calculated as a pre-determined percentage of related pre-tax income, could be earned by the pool's membership attaining certain financial goals, including sales growth, earnings growth and appropriate related pre-tax margins. The goals were set after analysis of the Company's annual projections, its historical record and comparison with the results of a ten company peer group selected by the Compensation Committee. The Compensation Committee could allocate the pool's funds among the appropriate individuals according to their individual contribution to the Company's growth and profitability, but were not required to allocate all of each pool. If the financial goals were not met, the Compensation Committee had the discretion to grant bonus compensation to deserving individuals, provided that the aggregate bonus compensation awarded was less than 50% of the bonus compensation which would have been paid had the goals been met. None of the bonus pools attained their financial goals during fiscal 1996, and the Compensation Committee did not grant discretionary bonus compensation to any of the Named Executive Officers.

  Long-Term Incentive Compensation. The Company's 1992 Stock Incentive Plan, as well as the 1987 Stock Option Plan under which options are no longer granted, form the basis of the Company's long-term incentive plan for executive officers and key employees. The specific objective of these plans is to align executive and shareholder long-term interests by creating a direct link between executive pay and shareholder return. The value of the stock options awarded, which is an important component of executive compensation, depends on the success of the Company and the price of its stock. Thus, such awards serve as an incentive to executive officers to put forth their best efforts on the Company's behalf.

  Stock options previously granted under the 1987 Stock Option Plan, and stock options granted periodically under the 1992 Stock Incentive Plan, generally have five-year terms and include certain exercise restrictions and vesting provisions. The exercise prices for options granted pursuant to these plans equal the fair market value of the Common Stock as of the dates of grant. The options are non-transferable, except by will or the laws of descent.

  Chief Executive Officer Compensation. During fiscal year 1996, Kenneth Goldin received a base salary of $362,407 pursuant to his employment agreement. The employment agreement had been approved by the outside Directors of the Company in recognition of the dedication and loyalty demonstrated by Mr. Goldin in prior years and in anticipation of the effort that would be expected of him during the future fiscal years.

  On February 8, 1995, Mr. Goldin was granted an option to purchase 70,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. One-half of the option became exercisable August 1, 1995, and the remainder will become exercisable once certain conditions relating to the stock price of the Company have been met. The number of options granted is consistent with market practices observed by the Option Committee for chief executive officers of other companies of similar size and industry. The ultimate value of these options will be determined by the actual performance of the Company's stock price.

  Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code (the "Code") denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through January 31, 1996, this provision has not affected the Company's tax deductions, but the Company will continue to monitor the potential impact of Section 162(m) on the Company's ability to deduct executive compensation.

                            COMPENSATION COMMITTEE

                                ALLAN R. LYONS
                                FRED A. SHABEL
                              GERALD B. SHREIBER
                               RICHARD C. YANCEY

                         STOCK PRICE PERFORMANCE GRAPH

  The Securities and Exchange Commission requires a comparison of cumulative total shareholder return for the Company with a relevant broad equity market index and a peer group of publicly-traded companies over a five-year period. Cumulative total shareholder return represents share value appreciation assuming dividend reinvestment. The Common Stock of the Company is traded on The National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"). Set forth below is a graph comparing cumulative total shareholder return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) index and a group of companies that the Company selected as a peer group. The criteria applied in selecting peer companies for this purpose consisted of publicly-traded companies that are perceived as competitors of the Company (Marvel Entertainment Group, Inc. and The Topps Company, Inc.) and the thirty-three (33) publicly-traded companies within the NASDAQ Major Industry Group of Wholesale Trade (one company included in the peer group analysis for fiscal year 1995 is no longer publicly traded).


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG THE SCORE BOARD, INC., THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

                           [LINE GRAPH APPEARS HERE]

        SCORE BOARD, INC.       PEER GROUP      NASDAQ STOCK MARKET-US
1/91            100                100                  100
1/92            581                138                  153
1/93            381                151                  173
1/94            523                242                  199
1/95            144                189                  190
1/96            176                226                  268

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of December 2, 1996, information concerning beneficial ownership of shares of the Company's Common Stock with respect to (i) each person known to the Company to own five percent or more of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of Company's five most highly compensated executive officers for the fiscal year ended January 31, 1996 and (iv) all directors and executive officers of the Company as a group.

                                                          SHARES
       NAME AND ADDRESS                                BENEFICIALLY    PERCENT OF
      OF BENEFICIAL OWNER                                OWNED(1)        CLASS
      -------------------                              ------------    ----------
DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS*
Kenneth Goldin........................................  1,076,650(2)        7%
Michael A. Berkus.....................................      1,000          **
Nathan T. Schelle.....................................          0          **
Michael D. Hoppman....................................     32,583(3)       **
Michael A. Balser.....................................     24,500(4)       **
Ira Lubert............................................    160,000(5)        1%
Allan R. Lyons........................................    207,000(6)        1%
Fred A. Shabel........................................     90,000(7)       **
Gerald B. Shreiber....................................     55,000(8)       **
Richard C. Yancey.....................................    155,000(9)        1%
Barry Bookman.........................................      5,000          **
FIVE PERCENT SHAREHOLDERS
Carole Goldin*........................................  1,274,500(10)       9%
McCullough Andrews & Cappeillo, Inc.***
 101 California Street,
 Suite 4250
 San Francisco, CA 94111..............................    920,000           6%
T. Rowe Price Associates, Inc.***
 100 East Pratt Street
 Baltimore, MD 21202..................................    700,000           5%
Technology Leaders Offshore II C.V. ("TLO II")
 8000 The Safeguard Building
 435 Dover Park Drive
 Wayne, PA 19087......................................  1,487,472(11)      10%
Technology Leaders II L.P. ("TL II")
 8000 The Safeguard Building
 435 Dover Park Drive
 Wayne, PA 19087......................................  1,872,528(12)      12%
Technology Leaders II Management L.P.
 8000 Dover Park Drive
 435 Dover Park Drive
 Wayne, PA 19087......................................  3,360,000(13)      20%
All Directors and Officers as a Group (15 persons)....  1,826,891(14)      12%

--------
  * The address for each such person is c/o The Score Board, Inc., 1951 Old Cuthbert Road, Cherry Hill, New Jersey 08034.
 ** Less than one percent.
*** Reflects information set forth on Form 13F filed by the holder with the Securities and Exchange Commission.

--------
 (1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within sixty days after November 30, 1996. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.
 (2) Includes 249,750 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (3) Includes 31,333 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (4) Includes 22,500 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (5) Mr. Lubert is one of the General Partners of Technology Leaders II Management L.P. (See Note 13).
 (6) Includes 125,500 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (7) Includes 85,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (8) Includes 55,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (9) Includes 115,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(10) Includes 96,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(11) Includes 956,230 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase common stock.
(12) Includes 1,203,758 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase common stock.
(13) Includes 2,159,988 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase common stock. Technology Leaders Management L.P. ("TLM II") is the sole general partner of TL II and a co-general partner of TLO II. TL II and TLO II are venture capital funds which are required by their governing documents to make all investment, voting and disposition actions in tandem. TLM II has sole authority and responsibility for all investment, voting and disposition decisions for TL II and TLO II, which powers are exercised through its eleven-person executive committee, by whose decisions the general partner has agreed to be bound. As a result of TLM II's investment control over all of the Issuer's common stock held by TL II and TLO II, TLM II may be deemed to beneficially own all of the shares beneficially owned by TL II and TLO II. TLM II disclaims beneficial ownership of all such shares except to the extent of its proportionate pecuniary interest therein.
(14) Includes 696,416 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase common stock.

                                  PROPOSAL 2

       APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 STOCK INCENTIVE PLAN

  On March 22, 1996, the Board of Directors approved an amendment to the Company's 1992 Stock Incentive Plan (the "Employee Plan") that increased the maximum amount of shares issuable under the Employee Plan by 650,000 shares to a total of 1,850,000 shares, subject to approval by the shareholders of the Company.

INCREASE IN AUTHORIZED SHARES

  Currently, options for a total of 1,200,000 may be issued under the Employee Plan, after giving effect to the Company's two-for-one stock split in November 1993. Of these shares, 55,400 shares remain currently available for future options. Options for 30,000 shares were issued to Barry Bookman at an exercise price of $1.82 per share and for 20,000 shares to James Robinson at an exercise price of $2.00 per share. A condition of the exercise of these options is that the shareholders approve this amendment. The amendment increases the maximum amount of shares issuable under the Employee Plan by 650,000 shares to a total of 1,850,000 shares. If the shareholders do not approve the increase, the maximum amount of shares issuable under the Employee Plan will remain at 1,200,000.

  The purpose of the proposed increase is to provide sufficient shares for future option grants to key employees, directors, consultants and advisors of the Company. The Board of Directors believes that the Company should have shares available under the Employee Plan to provide options to such persons. The Board of Directors believes that the Company and its shareholders significantly benefit from having the Company's key employees receive options to purchase the Company's Common Stock, and that the opportunity afforded these employees to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options are very valuable in attracting and retaining highly qualified employees, directors, consultants and advisors and in providing additional motivation to these persons to use their best efforts on behalf of the Company and its shareholders.

  Set forth below is a summary of certain significant provisions of the Employee Plan.

GENERAL

  Pursuant to the Employee Plan, stock options may be granted which are intended to qualify as incentive stock options ("Incentive Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as stock options not intended to so qualify ("Non-Qualified Options"). The primary purpose of the Employee Plan is to further the growth and development of the Company by encouraging employees, consultants and advisors to obtain a proprietary interest in the Company by owning its stock. The Company also intends that the Employee Plan will afford the Company a means of attracting to its service persons of outstanding quality.

ELIGIBILITY AND ADMINISTRATION

  Persons eligible to receive options under the Employee Plan are key employees, directors, consultants and advisors of the Company and its subsidiaries. The Employee Plan is administered by an option committee, the current members of which are Messrs. Lyons, Shabel, Shreiber and Yancey (the "Option Committee"). Subject to the provisions of the Employee Plan, the Option Committee determines, among other things, which persons will be granted options under the Employee Plan, whether options granted will be Incentive Options or Non-Qualified Options, the number of shares subject to an option, the exercise price of the shares covered by an option, the time at which an option is granted, and the manner in and conditions under which an option is exercisable. The Option Committee also has the authority to interpret the Employee Plan and to prescribe, amend and rescind the rules and regulations relating to it. The Board of Directors has the right to modify, suspend or terminate the Employee Plan, subject to certain conditions.

NUMBER OF SHARES AND ADJUSTMENT

  The aggregate number of shares which may be issued upon the exercise of options granted under the Employee Plan will be increased as a result of the proposed amendment from 1,200,000 to 1,850,000 shares of the Company's Common Stock. The aggregate number and kind of shares issuable under the Employee Plan are subject to appropriate adjustment to reflect changes in the capitalization of the Company, such as by recapitalization, reclassification, stock split, combination of shares or stock dividend. Any shares of Common Stock subject to options that expire or terminate will be available for future options granted under the Employee Plan.

EXERCISE PRICE AND TERMS

  The exercise price for options granted under the Employee Plan is determined at the discretion of the Option Committee, provided that the exercise price for Incentive Options must be equal to at least 100% of the fair market value of the Company's Common Stock as of the date of grant (or 110% in the case of an Incentive Option granted to an individual owning shares of the Company possessing more than ten percent of the total combined voting power of all classes of stock of the Company). Unless terminated earlier by the option's terms, Non-Qualified Options and Incentive Options granted under the Employee Plan will expire ten years after the date they are granted, except that if Incentive Options are granted to an individual owning shares of the Company possessing more than ten percent of the total combined voting power of all classes of stock of the Company on the date of the grant, such option will expire five years after the date it is granted.

  Payment of the option price upon exercise of Incentive Options and Non-Qualified Options may be made in cash, shares of the Company's Common Stock, or a combination of both.

TERMINATION OF SERVICE; DEATH AND DISABILITY

  All unexercised options will terminate three months following the date an optionee ceases to be employed by the Company or a subsidiary, other than by reason of disability or death (but in no event later than the expiration date of the option). An optionee who ceases to be an employee because of a disability must exercise the option within one year after he ceases to be an employee (but in no event later than the expiration date of the option). The personal representatives, heirs or legatees of a deceased optionee may exercise an option within one year following the optionee's death (but in no event later than the expiration date of the option). No option granted under the Employee Plan is transferable except by the laws of descent and distribution in the event of death.

FEDERAL INCOME TAX CONSEQUENCES

  Non-Qualified Options. Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction in an amount equal to such excess, subject to the deduction limitation imposed by Section 162(m) of the Code. See "Section 162(m)" below.

  However, special rules apply where stock is registered under the Exchange Act and the optionee is a Section 16(b) Person subject to potential liability under Section 16(b) of the Exchange Act for so-called "short-swing" profits in connection with certain purchases and sales, or sales and purchases, of the Company's stock within a period of six months.

  A Section 16(b) Person will be required to recognize ordinary income (i) on the date of exercise (in the event of exercise after six months from the date of grant) or (ii) in the event of exercise on or before six months of the date of grant, (A) the date of exercise (in the case of options granted on or after November 1, 1996 by the entire board of directors or a committee of non-employee directors as defined in Section 16(b)) or (B) six months after the date of grant with respect to options not described in (ii)(A) above. A Section 16(b) Person can be certain of recognizing income on the exercise date by making an election not later than 30 days following the exercise date to have the income determined as of the date of exercise (an "83(b) Election"), in which case the Company's deduction will also be determined as of the exercise date.

  Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Under current law, net capital gain (net long-term capital gain less net short-term capital loss) is subject to a maximum tax rate of 28%. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

  An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See "Incentive Stock Options" below. The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise (or such later date, as described above, if the optionee is a 16(b) Person who has not made an 83(b) Election, and such later date is applicable).

  Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see, however, the discussion of alternative minimum tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised (or such later date, if applicable, as described above in "Non-Qualified Options" if the optionee is a 16(b) Person who has not made an 83(b) Election) over (2) the option price, provided that the deduction limit of Section 162(m) is not exceeded or the Incentive Option qualifies for the performance-based compensation exception provided for in Section 162(m). See "Section 162(m)" below. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

  The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise (or such later date, if applicable, as described above in "Non-Qualified Options" if the optionee is a 16(b) Person who has not made an 83(b) Election) exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

  An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a

"disposition" of such shares. If the incentive stock option holding period requirements described above have not been satisfied with respect to such shares, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

  Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The incentive stock option holding period for all shares will be the same as if the option had been exercised for cash.

  Section 162(m). Section 162(m) of the Code will generally limit to $1.0 million the Corporation's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, and subject to certain transition rules, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by the Corporation in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1.0 million.

OPTION GRANTS

  At November 30, 1996, options to purchase a total of 866,000 shares of Common Stock were outstanding under the Employee Plan at an average exercise price of $5.13. No determination has been made as to how the proposed additional 650,000 option shares will be allocated among any particular eligible participants in the Employee Plan.

  The following table sets forth information concerning options issued to date under the Employee Plan, including options which have been exercised:

                                                         TOTAL     WEIGHTED
                                                        OPTIONS    AVERAGE
        NAME AND POSITION                               GRANTED EXERCISE PRICE
        -----------------                               ------- --------------
Kenneth Goldin......................................... 434,750     $4.88
 Chairman, CEO & President
Barry Bookman..........................................  55,000     $5.47
 Executive V.P. & COO
Michael A. Berkus......................................  25,000     $4.00
 Former Sr. V.P.--Sales & Marketing
Nathan T. Schelle......................................  15,000     $4.00
 Former Sr. V.P.--Finance
Michael D. Hoppman.....................................  53,000     $5.69
 V.P.--Finance
Michael A. Balser......................................  30,000     $4.44
 V.P.--Licensing
All current Executive Officers as a Group.............. 615,250     $4.95
All current Directors who are not Executive Officers,
 as a group............................................       0     $   0
All Employees, other than Executive Officers & Direc-
 tors, as a Group...................................... 529,350     $7.12

  On November 30, 1996, the last sale price of the Company's Common Stock was $2.625.

  Unless authority has been withheld, the proxy agents intend to vote FOR approval of the amendment to the Employee Plan. The approval of the amendment to the Employee Plan requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE PLAN.

                                  PROPOSAL 3

    APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 DIRECTORS STOCK OPTION PLAN

  On March 22, 1996, the Board of Directors approved an amendment to the Company's 1992 Directors Stock Option Plan (the "Directors Plan") that increased the maximum number of shares issuable under the Directors Plan by 400,000 shares to a total of 800,000 shares, subject to approval by the shareholders of the Company.

INCREASE IN AUTHORIZED SHARES

  Currently, options for a total of 400,000 shares (after giving effect to the Company's two-for-one stock split in November 1993) may be issued under the Directors Plan. No shares remain currently available for future options. The amendment increases the maximum number of shares issuable under the Directors Plan by 400,000 shares to a total of 800,000 shares. If the shareholders do not approve the increase, the maximum number of shares issuable under the Directors Plan will remain at 400,000.

  The purpose of the proposed increase is to provide sufficient shares for future option grants to directors of the Company who are not employees of the Company or its affiliates. The Board of Directors believes that the Company should have shares available under the Directors Plan to provide options to outside directors, and believes that the Company's shareholders significantly benefit from having outside directors receive options to purchase the Company's Common Stock. The Board of Directors also believes that stock options are very valuable in attracting persons of outstanding quality to serve on the Board of Directors.

  Set forth below is a summary of certain significant provisions of the Directors Plan.

PURPOSE; ELIGIBILITY

  The purpose of the Directors Plan is to further the growth and development of the Company by encouraging directors to obtain a proprietary interest in the Company by owning its stock. The Company also intends that the Directors Plan will afford it a means of attracting persons of outstanding quality to service on its Board of Directors. The only persons eligible to receive options under the Directors Plan are directors who are not employees of the Company or its affiliates.

ADMINISTRATION

  The Directors Plan is administered by the Option Committee. Subject to the provisions of the Directors Plan, the Option Committee has the authority to, among other things, interpret the Directors Plan and to prescribe, amend and rescind the rules and regulations relating to it.

NUMBER OF SHARES AND ADJUSTMENT

  The aggregate number of shares which may be issued upon the exercise of options granted under the Directors Plan will be increased as a result of the proposed amendment from 400,000 shares to 800,000 shares of the Company's Common Stock. The aggregate number and kind of shares issuable under the Directors Plan is subject to appropriate adjustment to reflect changes in capitalization of the Company, such as by recapitalization, reclassification, stock split, combination of shares or stock dividend. Any shares of Common Stock subject to options that expire or are terminated will be available for future options granted under the Directors Plan.

EXERCISE PRICE AND TERMS

  Eligible directors receive options under the Directors Plan as follows (the number of shares subject to the options reflects the Company's two-for-one stock split in November 1993):

    (i) Each director who was eligible to participate in the Directors Plan on September 1, 1992 received a Non-Qualified Option to purchase 15,000 shares of Common Stock on September 8, 1992;

    (ii) Each person who became or becomes an eligible director after September 1, 1992 has received or will receive a Non-Qualified Option to purchase 30,000 shares of Common Stock on the date such person became or becomes an eligible director;

    (iii) Beginning on September 1, 1993, each eligible director receives a Non-Qualified Option to purchase 15,000 shares of Common Stock on each September 1st;

    (iv) Each director eligible to participate in the Directors Plan on September 1, 1992 received a retainer option (a "Retainer Option") to purchase 15,000 shares of Common Stock on September 8, 1992; and

    (v) Beginning on September 1, 1993, each eligible director receives a retainer option to purchase 15,000 shares of Common Stock on each September 1st.

  The purchase price of the Common Stock underlying each Non-Qualified Option is the fair market value of the Common Stock on the date the option is granted. The purchase price of the Common Stock underlying each Retainer Option is 120% of the fair market value of the Common Stock on the date the Retainer Option is granted. A Non-Qualified Option cannot be exercised within the sixth month period immediately following the date it is granted. This sixth month restriction does not apply to Retainer Options. Unless terminated earlier by the option's terms, the Non-Qualified Options and Retainer Options granted under the Directors Plan will expire ten years after the date they are granted. Payment of the option price on exercise may be made in cash, Common Stock of the Company, or a combination of both.

TERMINATION OF SERVICE; DEATH AND DISABILITY

  All unexercised options will terminate three months following the date the optionee ceases to be a director of the Company, other than by reason of disability or death (but in no event later than the expiration date of the option). An optionee who ceases to be a director because of a disability must exercise the option within one year after he ceases to be a director (but in no event later than the expiration date of the option). Personal representatives, heirs or legatees of a deceased optionee may exercise an option within one year following the optionee's death (but in no event later than the expiration date of the option). No option granted under the Directors Plan is transferable except by the laws of descent and distribution in the event of death.

FEDERAL INCOME TAX CONSEQUENCES

  See discussion regarding Federal Income Tax Consequences under Proposal 2. Options under this plan are not subject to the limitations of Section 162(m).

OPTION GRANTS

  At July 31, 1996, options to purchase a total of 370,000 shares of Common Stock were outstanding under the Directors Plan at an average exercise price of $7.07. The proposed additional 400,000 option shares will be allocated among eligible participants in the Directors Plan in accordance with its terms.

  The following table sets forth information concerning options issued to date under the Directors Plan, including options which have been exercised:

                                                           TOTAL     AVERAGE
                                                          OPTIONS    WEIGHTED
   NAME OF DIRECTOR                                       GRANTED EXERCISE PRICE
   ----------------                                       ------- --------------
   Allan R. Lyons........................................ 115,000     $8.44
   Fred A. Shabel........................................ 115,000     $8.44
   Gerald B. Shreiber....................................  55,000     $4.38
   Richard C. Yancey..................................... 115,000     $8.44
   Ira Lubert............................................     -0-       --

  Unless authority has been withheld, the proxy agents intend to vote FOR approval of the amendment to the Directors Plan. The approval of the amendment to the Directors Pan requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for the 1997 Annual Meeting must be submitted to the Company by July 1, 1997 to receive consideration for inclusion in the Company's Proxy Statement.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The accounting firm of Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended January 31, 1996 and has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending January 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

  On November 8, 1995, the Company dismissed BDO Seidman LLP ("BDO") as the Company's independent public accountants and auditors, a capacity in which that firm has served for several years, and selected Arthur Andersen LLP to replace BDO in this role. The decision to change the Company's accountants and auditors was approved by the Company's full Board of Directors.

  During the fiscal years 1994 and 1995 and the subsequent period through November 8, 1995, the date on which BDO was dismissed as the Company's independent public accountants and auditors, there were no disagreements between the Company and BDO on any matter relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to BDO's satisfaction, would have caused them to make reference in connection with their reports to the subject matter of the disagreement. In addition, BDO's reports on the Company's financial statements for fiscal years 1994 and 1995 contained no adverse opinions or disclaimers of opinion, nor were such reports qualified as to uncertainty, audit scope or accounting principles.

  The Company authorized BDO to respond fully to the inquiries of Arthur Andersen LLP. The Company also provided BDO with a copy of the disclosures contained in the Form 8-K filed with the Securities and Exchange Commission on November 15, 1995 in connection with BDO's dismissal, and BDO furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company therein.

  On November 10, 1995, the Company appointed the accounting firm of Arthur Andersen LLP as the Company's independent public accountants and auditors.

                             FINANCIAL STATEMENTS

  Consolidated financial statements of the Company and its subsidiaries are contained in the Company's Annual Report on Form 10-K/A/1 for the fiscal year ended January 31, 1996, which is being delivered to you herewith.

                                 OTHER MATTERS

  The Board of Directors is not currently aware of any other matter to be transacted at the Annual Meeting. If, however, such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

  Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

  EACH PERSON SOLICITED HEREUNDER CAN OBTAIN AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT AND FORM 10-K/A-1, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR THE YEAR ENDED JANUARY 31, 1996 WITHOUT CHARGE, BY SENDING WRITTEN REQUEST TO THE SCORE BOARD, INC., 1951 OLD CUTHBERT ROAD, CHERRY HILL, NEW JERSEY 08034, ATTENTION PATRICK J. WUJCIK, GENERAL COUNSEL.

                                          By Order of the Board of Directors

                                          Patrick J. Wujcik, Secretary

                             THE SCORE BOARD, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 10, 1997
  The undersigned hereby appoints Kenneth Goldin and Allan R. Lyons, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of The Score Board, Inc. ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at the Mansion at Main Street, Plaza 1000, Voorhees, New Jersey 08043 on January 10, 1997 at 1:30 p.m. and at any and all adjournments and postponements thereof.

I.The election as directors of all nominees listed below (except as marked to the contrary)
                         [_] FOR      [_] VOTE WITHHELD
INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE IN
                           THAT NOMINEE'S NAME BELOW.
  ALLAN R. LYONS           GERALD B. SHREIBER         IRA LUBERT
  FRED A. SHABEL           RICHARD C. YANCEY
II.The approval of the amendment to the 1992 Stock Incentive Plan.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN
III.The approval of the amendment to the 1992 Directors Stock Option Plan.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN

  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS AND THE NOMINEE LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS AND THE ELECTION OF THE NOMINEE LISTED ABOVE.
                  (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

  The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

                                       Dated: __________________________ , 1996
                                               (Please date this Proxy)

                                       ----------------------------------------
                                               Signature of Shareholder

                                       ----------------------------------------
                                               Signature of Shareholder

                                       Please sign exactly as your name(s)
                                       appear(s) to the left. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title. If shares are held jointly,
                                       each holder should sign.